Exhibit 10.6

SECURITY AGREEMENT
This Security Agreement dated as of November 8, 2017 (“Security Agreement”), is by and among Pioneer Energy Services Corp., a Texas corporation (the “Borrower”), certain Subsidiaries of the Borrower signatory hereto (together with the Borrower and any other Person that may become a party hereto pursuant to Section 21 hereof, the “Grantors” and each individually, a “Grantor”) and Wilmington Trust, National Association, as administrative agent under the Credit Agreement referred to below, for the ratable benefit of itself and the other Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent have entered into that certain Term Loan Agreement dated as of November 8, 2017 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, each Grantor has guaranteed the Obligations of the Borrower and the other Grantors under the Credit Agreement, the other Credit Documents and the Hedging Arrangements with Swap Counterparties;
WHEREAS, the Lenders have conditioned their obligations under the Credit Agreement upon the execution and delivery by each Grantor of this Security Agreement, and the Grantors have agreed to enter into this Security Agreement; and
WHEREAS, the Administrative Agent and Wells Fargo Bank, National Association, in its capacity as ABL Administrative Agent (the “ABL Administrative Agent”) have entered into that certain Intercreditor Agreement dated as of November 8, 2017 (as amended, amended and restated, restated or otherwise modified from time to time, the “Intercreditor Agreement”), which sets forth certain rights and obligations of the Administrative Agent and the ABL Administrative Agent with respect to the Collateral described herein.
NOW, THEREFORE, in order to comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Administrative Agent for its benefit and the ratable benefit of the Secured Parties as follows:
Section 1.    Defined Terms. All capitalized terms used herein but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement. As used herein, the following terms shall have the following meanings:
“Chattel Paper” shall mean any “chattel paper”, as such term is defined in Section 9-102(a)(11) of the UCC.
“Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.
“Commercial Tort Claim” shall mean any “commercial tort claim”, as such term is defined in Section 9-102(a)(13) of the UCC.

“Commodity Account” shall mean any “commodity account”, as such term is defined in Section 9-102(a)(14) of the UCC.
“Contracts” shall mean all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.
“Copyright” or “Copyrights” shall mean all United States and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all Mask Works (as defined under 17 U.S.C. 901 of the United States Copyright Act), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.
“Copyright License” shall mean any written agreement granting any right to use any Copyright or Copyright registration.
“Deposit Account” shall mean any “deposit account”, as such term is defined in Section 9-102(a)(29) of the UCC.
“Discharge of ABL Obligations” shall have the meaning assigned to it in the Intercreditor Agreement.
“Document” shall mean any “document”, as such term is defined in Section 9‑102(a)(30) of the UCC.
“Electronic Chattel Paper” shall mean any “electronic chattel paper”, as such term is defined in Section 9-102(a)(31) of the UCC.
“Excluded Property” shall mean
(a)    any Property in any case to the extent (but only to the extent) (i) that by its terms forbids, prohibits or makes void or unenforceable any grant of a security interest in such Property, or (ii) the assignment of which, or the grant of a security interest in, such Property is prohibited by any applicable law; provided, however, that such Property shall cease to be Excluded Property and automatically be subject to the lien and security interest granted herein and to the terms and provisions of this Security Agreement as “Collateral”, and to the extent applicable, under any other Security Document, in each case, to the extent that (A) either of the prohibitions discussed in clauses (i) and (ii) above is ineffective or subsequently rendered ineffective under the UCC or any other Legal Requirement or is otherwise no longer in effect or (B) the applicable Grantor or the Administrative Agent has obtained the consent of the parties applicable to such Excluded Property necessary for the creation of a lien and security interest in, such Excluded Property;
(b)    Equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or obligations under Capital Leases, in each case permitted to be incurred pursuant to the provisions of the Credit Agreement, if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital

Lease obligation) validly prohibits the creation of any other Lien on such Equipment (but only for so long as such contract or other agreement in which such Lien is granted is in effect);
(c)    Excepted Real Estate Assets;
(d)    voting Equity Interests in a First-Tier CFC or FSHC in excess of 65% of the then outstanding voting Equity Interests in such First-Tier CFC or FSHC; and
(e)    Equity Interests in Foreign Subsidiaries other than First-Tier CFCs;
provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clauses (a) through (e) above (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a) through (e).
“General Intangibles” shall mean any “general intangibles”, as such term is defined in Section 9-102(a)(42) of the UCC, and, in any event, shall include, without limitation, all right, title and interest which any Grantor may now or hereafter have in or under any Contract, causes of action, Payment Intangibles, franchises, tax refunds, tax refund claims, Internet domain names, customer lists, Trademarks, Patents, Copyrights, rights in intellectual property, Licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions and discoveries (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, data bases, business records data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, all claims under any guaranty, security interests or other security held by or granted to any Grantor to secure payment of the Accounts by an Account Debtor obligated thereon, all rights of indemnification and all other intangible property of any kind and nature.
“Goods” shall mean any “goods”, as such term is defined in Section 9-102(a)(44) of the UCC.
“Instruments” shall mean any “instrument”, as such term is defined in Section 9-102(a)(47) of the UCC.
“Investment Property” shall mean any “investment property”, as such term is defined in Section 9-102(a)(49) of the UCC.
“Letter-of-Credit Rights” shall mean any “letter-of-credit rights”, as such term is defined in Section 9-102(a)(51) of the UCC.
“License” shall mean any Patent License, Trademark License, Copyright License or other license as to which the Administrative Agent has been granted a security interest hereunder.
“Motor Vehicles” shall mean motor vehicles, tractors, trailers, and other like individual mobile goods, whether or not the title thereto is governed by a certificate of title or ownership.
“Payment Intangible” shall mean any “Payment intangible”, as such term is defined in Section 9-102(a)(61) of the UCC.
“Patent License” shall mean to the extent assignable by any Grantor, any written agreement granting any right to make, use, sell and/or practice any invention or discovery that is the subject matter of a Patent.
“Patent” or “Patents” shall mean one or all of the following: (a) all letters patent of the United States or any other country and all applications for letters patent of the United States or any other country, (b) all reissues, continuations, continuations-in-part, divisions, reexaminations or extensions of any of the foregoing, and (c) all inventions disclosed in and claimed in the Patents and any and all trade secrets and know-how related thereto.
“Proceeds” shall mean “proceeds”, as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (c) any claim of any Grantor against third parties (i) for past, present or future infringement of any Patent or Patent License, (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, or (iii) for past, present or future infringement of any Copyright or Copyright License, (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, and (e) the following types of property acquired with cash proceeds: Accounts, Chattel Paper, Contracts, Deposit Accounts, Securities Accounts, Documents, General Intangibles, Equipment and Inventory.
“Secured Obligations” shall mean all Obligations. Without limiting the generality of the foregoing, the Secured Obligations include all amounts that constitute part of the Obligations and would be owed by any Grantor to Administrative Agent or any Secured Party but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving a Grantor.
“Securities Account” shall mean any “securities account”, as such term is defined in Section 8-501(a) of the UCC.
“Security Agreement” shall mean this Security Agreement, as the same may from time to time be amended, amended and restated, restated, modified or supplemented.
“Supporting Obligations” shall mean all “supporting obligations”, as such term is defined in Section 9-102(a)(77) of the UCC.
“Supplemental Documentation” shall have the meaning assigned to it in Section 6(a) of this Security Agreement.
“TL Priority Collateral Account” shall have the meaning assigned to it in the Intercreditor Agreement.
“Trademark License” shall mean any written agreement granting any right to use any Trademark or Trademark registration.
“Trademark” or “Trademarks” shall mean one or all of the following: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of any State of the United States or any other country or any political subdivision thereof, (b) all extensions or renewals thereof and (c) the goodwill symbolized by any of the foregoing.

Section 2.    Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in all of such Grantor’s rights, title and interest in, to and under the following, whether now owned or existing or hereafter arising or acquired (all of which being hereinafter collectively called the “Collateral”):
(a)    all Accounts;
(b)    all Deposit Accounts, Securities Accounts and Commodity Accounts;
(c)    all Chattel Paper;
(d)    all Commercial Tort Claims, including those listed on Schedule 2(d);
(e)    all Contracts;
(f)    all Documents;
(g)    all Equipment;
(h)    all Goods;
(i)    all General Intangibles;
(j)    all Instruments;
(k)    all Inventory;
(l)    all Investment Property;
(m)    all Letter-of-Credit Rights;
(n)    all money;
(o)    all Motor Vehicles;
(p)    all Supporting Obligations;
(q)    all other goods and personal property of such Grantor, whether tangible or intangible; and
(r)    to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing and all books and records relating to each of the foregoing.
Notwithstanding anything to the contrary contained in clauses (a) through (r) above, the security interest created by this Security Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property.
Section 3.    Deposit Accounts; Securities Accounts; Commodity Accounts; TL Priority Collateral Account.

(a)    Deposit Accounts; Securities Accounts; Commodity Accounts. To further secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in all amounts credited to any Deposit Account, Securities Account or Commodity Account of such Grantor, including sums in any blocked, lockbox, sweep or collection account. Each Grantor hereby authorizes and directs each bank, depository, or securities or commodity intermediary to deliver to the Administrative Agent, upon request of the Administrative Agent (such request being subject to the Intercreditor Agreement), all balances in any Deposit Account, Securities Account or Commodity Account maintained for such Grantor, without inquiry into the authority or right of the Administrative Agent to make such request. The Administrative Agent hereby agrees that it will not issue any such request unless an Event of Default has occurred and is continuing. Each Deposit Account, Securities Account and Commodity Account (other than the Excluded Accounts) of any Credit Party shall be subject to an Account Control Agreement in accordance with Section 5.8 of the Credit Agreement.
(b)    TL Priority Collateral Account. The TL Priority Collateral Account and funds on deposit therein shall at all times be subject to an Account Control Agreement and perfected, first-priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Priority Liens. Identifiable proceeds of the Loans, identifiable proceeds of Dispositions of Term Loan Priority Collateral, and identifiable proceeds of insurance resulting from casualty of the Term Loan Priority Collateral and of awards arising from condemnation of the Term Loan Priority Collateral to the extent deposited in the TL Priority Collateral Account (i) may not be commingled with any other funds and (ii) shall at all times remain segregated funds, separate and apart from any other funds of the Borrower and its Subsidiaries.
(c)    Specified Blocked Account. The Specified Blocked Account and funds on deposit therein shall at all times be subject to the Specified Blocked Account Control Agreement and perfected, first-priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Priority Liens, and no funds shall be withdrawn from such account except in accordance with Section 6.18(b) of the Credit Agreement. For the avoidance of doubt, the ABL Administrative Agent will not have a Lien on the Specified Blocked Account or the funds on deposit therein.
Section 4.    Right of the Secured Parties; Limitations on the Secured Parties’ Obligations; License.
(a)    Grantors Remain Liable. It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, the Administrative Agent and the Secured Parties shall not have any obligations or liabilities under any Contract or License by reason of or arising out of this Security Agreement or the granting to the Administrative Agent of a security interest therein or the receipt by the Administrative Agent of any payment relating to any Contract or License pursuant hereto, nor shall the Administrative Agent or any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
(b)    Direct Collection. Subject to the terms of the Intercreditor Agreement, the Administrative Agent may also at any time after the occurrence of, and during the continuance of, any Event of Default, after first notifying any Grantor of its intention to do so, open such Grantor’s mail and collect any and all amounts due from Account Debtors to such Grantor, and, if such Grantor shall fail to act in accordance with the following sentence, notify Account Debtors of such Grantor, parties to the Contracts with such Grantor, obligors of Instruments of such Grantor and obligors in respect of Chattel Paper of such Grantor that the Accounts and the right, title and interest of such Grantor in and under such Contracts, such Instruments and such Chattel Paper have been assigned to the Administrative Agent and that payments shall be made directly to the Administrative Agent or to a lockbox designated by the Administrative Agent. Upon the request of the Administrative Agent made at any time after the occurrence of, and during the continuance of, an Event of Default, each Grantor will so notify such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper that the Accounts and the right, title and interest of such Grantor in and under such Contracts, such Instruments and such Chattel Paper have been assigned to the Administrative Agent and that payments shall be made directly to the Administrative Agent or to a lockbox designated by the Administrative Agent. The Administrative Agent also may at any time, upon reasonable prior written notice to any Grantor (unless an Event of Default has occurred, and is continuing, in which case no notice is necessary), in its own name or in the name of such Grantor, communicate with such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper to verify with such Persons to the Administrative Agent’s sole satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.
Section 5.    Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent and the Secured Parties that:
(a)    Sole Owner. Except for the security interest granted to the Administrative Agent pursuant to this Security Agreement or any other Credit Document, such Grantor is the sole legal and beneficial owner or lessee or authorized licensee of each item of the Collateral in which it purports to grant a security interest hereunder, having good and sufficient title thereto, or a valid interest as a lessee or licensee thereunder, free and clear of any and all Liens (except Permitted Liens), and, in the case of Patents, Trademarks and Copyrights, free and clear of Licenses, registered user agreements and covenants not to sue third Persons. The Liens on the Collateral granted to the Administrative Agent hereunder are prior to all other Liens on the Collateral other than Permitted Priority Liens. As of the Effective Date, no amounts payable under or in connection with any of its Accounts or Contracts are evidenced by Instruments which, if the face value of any such Instrument or Instruments is greater than $1,000,000 individually or in the aggregate, have not been delivered to the Administrative Agent (or, prior to the Discharge of ABL Obligations and to the extent constituting ABL Priority Collateral, to the ABL Administrative Agent in accordance with Section 6(a) below).
(b)    No Other Security Agreement. No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by a Grantor in favor of the Administrative Agent pursuant to this Security Agreement or the other Credit Documents and except such as may have been filed to evidence Permitted Liens.
(c)    Financing Statements. Upon the filing of appropriate financing statements in the jurisdictions listed in Schedule I hereto, this Security Agreement is effective to create a valid and continuing lien on and perfected security interest in the Collateral with respect to which a security interest may be perfected by filing pursuant to the UCC in favor of the Administrative Agent.
(d)    Locations. As of the Effective Date, each Grantor’s jurisdiction of organization or incorporation is set forth on Schedule II hereto, and each Grantor will not change such jurisdiction of organization or incorporation unless it has taken such action (if any) as is necessary to cause the security interest of the Administrative Agent in the Collateral to continue to be perfected and has given thirty (30) days’ prior written notice thereof to the Administrative Agent (or such shorter period as may be acceptable to the Administrative Agent). Any new jurisdiction of organization shall be within the United States of America for all Grantors which are currently organized in the United States of America.

(e)    Patents. The Patents (if any) and, to such Grantor’s knowledge, any patents in which such Grantor has been granted rights pursuant to the Patent Licenses are subsisting and have not been adjudged invalid or unenforceable; each of the Patents and, to such Grantor’s knowledge, any patent in which such Grantor has been granted rights pursuant to Patent Licenses are valid and enforceable; no claim has been made that the use of any of the Patents or any patent in which such Grantor has been granted rights pursuant to the Patent Licenses does or may violate the rights of any third person, except in each case, as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(f)    Trademarks. The Trademarks (if any) and, to such Grantor’s knowledge, any trademarks in which such Grantor has been granted rights pursuant to Trademark Licenses are subsisting and have not been adjudged invalid or unenforceable; each of the Trademarks and, to such Grantor’s knowledge, any trademark in which such Grantor has been granted rights pursuant to Trademark Licenses is valid and enforceable; no claim has been made that the use of any of the Trademarks or any trademark in which such Grantor has been granted rights pursuant to the Trademark Licenses does or may violate the rights of any third person, except in each case, as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(g)    Copyrights. The Copyrights (if any) and, to such Grantor’s knowledge, any copyrights in which such Grantor has been granted rights pursuant to Copyright Licenses are subsisting and have not been adjudged invalid or unenforceable; each of the Copyrights and, to such Grantor’s knowledge, any copyright in which such Grantor has been granted rights pursuant to Copyright Licenses is valid and enforceable; no claim has been made that the use of any of the Copyrights or any copyright in which such Grantor has been granted rights pursuant to the Copyright Licenses does or may violate the rights of any third person, except in each case, as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(h)    Consignment of Inventory. As of the Effective Date, no Inventory of any Grantor has been placed on consignment with any Person.
Section 6.    Covenants. Each Grantor covenants and agrees with the Administrative Agent that from and after the date of this Security Agreement and so long as any Secured Obligation (other than contingent indemnification obligations which are not due and payable and which by their terms survive the termination or expiration of the Credit Agreement and the other Credit Documents) shall remain unpaid:
(a)    Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute, acknowledge and deliver any and all such further instruments, documents and agreements and take such further action as the Administrative Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted (subject to the terms of the Intercreditor Agreement), including, without limitation using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to the Administrative Agent of any License or Contract held by such Grantor or in which such Grantor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the liens and security interests granted hereby, transferring Collateral to the Administrative Agent’s possession (if a security interest in such Collateral can be perfected only by possession), and using commercially reasonable efforts to obtain waivers of liens from landlords and mortgagees. Such Grantor hereby irrevocably makes, constitutes and appoints the Administrative Agent (and all Persons designated by the Administrative Agent for that purpose) as such Grantor’s true and lawful attorney, effective upon the occurrence and continuance of an Event of Default, to execute and/or deliver to the Administrative Agent any financing statement, continuation statement, instrument, document, or agreement which the Administrative Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers granted hereunder (“Supplemental Documentation”), to sign such Grantor’s name on any such Supplemental Documentation and to deliver any such Supplemental Documentation to such Person as the Administrative Agent, in its sole discretion, shall elect, subject to the terms of the Intercreditor Agreement. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Document, in each case, having a value in excess of $1,000,000 individually or in the aggregate, such Instrument or Document shall be immediately delivered to the Administrative Agent and duly endorsed in a manner satisfactory to the Administrative Agent; provided that prior to the Discharge of the ABL Obligations, the requirements for delivery of any Instruments and Documents that constitute ABL Priority Collateral shall be deemed to have been satisfied by delivery thereof to the ABL Administrative Agent and receipt of evidence that the ABL Administrative Agent has received such Instruments and Documents (including any applicable duly executed instruments of transfer in blank) and is holding such as agent for perfection on behalf of the Administrative Agent in accordance with the terms and conditions of the Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, (i) no Grantor shall be required to take any action necessary to perfect any security interest in respect of any Property as to which the Requisite Lenders have reasonably determined that the costs of perfecting a security interest in such Property is unreasonably excessive in relation to the benefit to the Secured Parties of the security interest afforded thereby and (ii) so long as no Event of Default shall have occurred and be continuing, no Grantor shall be required to take any action in a foreign jurisdiction to perfect any security interest in Collateral issued by a Foreign Subsidiary.
(b)    Limitation on Liens on Collateral. Such Grantor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens (provided, that such Permitted Liens shall not be prior to the Liens in favor of the Administrative Agent unless they are Permitted Priority Liens), and will defend the right, title and interest of the Administrative Agent in and to Grantor’s rights under the Chattel Paper, Contracts, Documents, General Intangibles and Instruments and to the Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever (subject to Permitted Priority Liens and Permitted Liens, as applicable).
(c)    Maintenance of Insurance. Such Grantor will maintain, with financially sound and reputable companies, casualty and liability insurance policies with respect to the Collateral which conform in all respects to the requirements of the Credit Agreement in respect thereof.
(d)    Limitations on Disposition. Such Grantor will not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as may be expressly permitted under the Credit Agreement.
(e)    Right of Inspection. The Administrative Agent shall at all times have the rights of inspection set forth in the Credit Agreement.
(f)    Continuous Perfection. Such Grantor will not change its name, identity or corporate or organizational structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-506 of the UCC (or any other then applicable provision of the UCC) unless such Grantor shall have given the Administrative Agent at least thirty (30) days’ prior written notice thereof (or such shorter period as may be acceptable to the Administrative Agent) and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Administrative Agent to amend such financing statement or continuation statement so that it is not seriously misleading.

(g)    Certificated Equipment. With respect to any Certificated Equipment (other than Excepted Certificated Equipment) now or hereafter owned by a Grantor with respect to which a certificate of title has been issued, such Grantor agrees to comply with Section 5.12(b) of the Credit Agreement and take such action (or cause its Subsidiaries to take such action), as is reasonably required by the Administrative Agent to enable it to properly perfect and protect its Lien on such Certificated Equipment and to transfer the same, subject to the terms of the Intercreditor Agreement.
Section 7.    Covenants Regarding Specific Collateral. Each Grantor covenants and agrees with the Administrative Agent that from and after the date of this Security Agreement and so long as any Secured Obligation (other than contingent indemnification obligations which are not due and payable and which by their terms survive the termination or expiration of the Credit Agreement and the other Credit Documents) shall remain unpaid:
(a)    Covenants Relating to Accounts, Etc.
(i)    Such Grantor will perform and comply with all obligations in respect of Accounts, Chattel Paper, Contracts and Licenses and all other agreements to which it is a party or by which it is bound except to the extent the failure to perform or comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(ii)    Such Grantor will not, without the Administrative Agent’s prior written consent (at the direction of the Requisite Lenders), after the occurrence of, and during the continuance of, any Event of Default, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted, or for returns, in the ordinary course of business of such Grantor.
(b)    Consignments of Inventory. If and to the extent that such Grantor consigns any Inventory hereafter, unless the Administrative Agent agrees otherwise, such Grantor shall comply in all material respects with Article 2 and Article 9 of the UCC in regard thereto (including the correlative filing provisions of Section 9-505), and shall, subject to holders of any Permitted Liens, assign all such financing statements to the Administrative Agent, subject to the terms of the Intercreditor Agreement.
(c)    Maintenance of Equipment. Such Grantor will at all times maintain and preserve the Equipment in use or useful in the conduct of its business in accordance with the requirements set forth in Section 5.10 of the Credit Agreement.
(d)    Covenants Regarding Patent, Trademark and Copyright Collateral.
(i)    Such Grantor shall notify the Administrative Agent promptly if it knows or has reason to know that any Patent, any Copyright or any registration relating to any Trademark, in each case which is material to the conduct of such Grantor’s business, may become abandoned, cancelled or declared invalid, or if any such Trademark, any such Copyright or the invention disclosed in any such Patent is dedicated to the public domain, or of any adverse determination or development in any proceeding in the United States Patent and Trademark Office, in the United States Copyright Office, in analogous offices or agencies in other countries or in any court regarding Grantor’s ownership of any Patent, Trademark or Copyright which is material to the conduct of such Grantor’s business, its right to register the same, or to keep and maintain the same.

(ii)    If such Grantor, either itself or through any agent, employee, licensee or designee, applies for a Patent or files an application for the registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any analogous office or agency in any other country or any political subdivision thereof or otherwise obtains rights in any Patent, Trademark or Copyright, such Grantor will promptly inform the Administrative Agent, and, upon request of the Administrative Agent, execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Patent, Trademark or Copyright and the General Intangibles, including, without limitation, in the case of Trademarks, the goodwill of such Grantor, relating thereto or represented thereby; provided that such Grantor shall have no such duty where such Grantor’s Patent, Trademark or Copyright rights in its application would be jeopardized by such action, including, but not limited to, the assignment of an “intent-to-use” Trademark application filed under 15 U.S.C. § 1051(b).
(iii)    Such Grantor, consistent with the reasonable conduct and protection of its business, will take all commercially reasonable actions to prosecute vigorously each application and to attempt to obtain the broadest Patent or registration of a Trademark or Copyright therefrom and to maintain each Patent, Trademark or Copyright registration, in each case, which is material to the conduct of such Grantor’s business, including, without limitation, with respect to Patents, payments of required maintenance fees, and, with respect to Trademarks and Copyrights, filing of applications for renewal, affidavits of use and affidavits of incontestability; provided that the foregoing shall not be required with respect to any applications filed in the United States Patent and Trademark Office to register Trademarks on the basis of any Grantor’s “intent to use” such Trademarks. In the event that such Grantor fails to take any of such actions, the Administrative Agent may, upon prior written notice to such Grantor, do so in such Grantor’s name or in the Administrative Agent’s name, and all reasonable expenses incurred by the Administrative Agent in connection therewith shall be paid by such Grantor in accordance with Section 10 hereof.
(iv)    Such Grantor shall use its commercially reasonable efforts to detect infringers of the Patents, Trademarks and Copyrights which are material to the conduct of such Grantor’s business. In the event that any of such Patents, Trademarks or Copyrights is infringed, misappropriated or diluted by a third party, Grantor shall notify the Administrative Agent promptly after it learns thereof and shall, if such Patents, Trademarks or Copyrights are material to the conduct of such Grantor’s business, promptly take appropriate action to protect such Patents, Trademarks or Copyrights. In the event that such Grantor fails to take any such actions the Administrative Agent may, upon prior written notice to such Grantor, do so in such Grantor’s name or the Administrative Agent’s name, and all reasonable expenses incurred by the Administrative Agent in connection therewith shall be paid by Grantor in accordance with Section 10 hereof.
(v)    Such Grantor shall take all reasonable actions necessary to insure that the Patents and any patents in which such Grantor has been granted rights pursuant to the Patent Licenses, in each case, which are necessary to the conduct of such Grantor’s business, remain valid and enforceable.
(vi)    Upon registration of its Trademarks, such Grantor will use, for the duration of this Security Agreement, proper statutory notice in connection with its use of the Trademarks; and such Grantor will use, for the duration of this Security Agreement, consistent standards of quality in its manufacture of products sold under the Trademarks and any trademarks in which such Grantor has been granted rights pursuant to the Trademark Licenses, in each case, except to the extent the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(vii)    Upon registration of its Copyrights, such Grantor will use, for the duration of this Security Agreement, proper statutory notice in connection with its use of the Copyrights; and such Grantor shall take all reasonable actions necessary to insure that the Copyrights and any copyrights in which such Grantor has been granted rights pursuant to the Copyright Licenses, in each case, which are necessary to the conduct of such Grantor’s business, remain valid and enforceable.
(e)    Electronic Chattel Paper. Subject to the terms of the Intercreditor Agreement, to the extent that such Grantor obtains or maintains any Electronic Chattel Paper having a value in excess of $1,000,000 individually or in the aggregate, such Grantor shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies the Administrative Agent as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Administrative Agent or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of the Administrative Agent, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.
(f)    Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with an estimated value in excess of $2,500,000, then such Grantor shall within ten (10) days of obtaining such interest sign and deliver documentation acceptable to the Administrative Agent granting a security interest to the Administrative Agent in and to such Commercial Tort Claim under the terms and provisions of this Security Agreement.
(g)    Letter of Credit Rights. Such Grantor will maintain all Letter‑of‑Credit Rights assigned by it to the Administrative Agent having a value, either individually or in the aggregate, in excess of $5,000,000 so that the Administrative Agent has control over such Letter‑of‑Credit Rights in the manner specified in Section 9-107 of the UCC, subject to the terms of the Intercreditor Agreement.
(h)    Investment Property. Subject to Section 5.8 of the Credit Agreement, such Grantor will cause the Administrative Agent to have control over all of its Investment Property in the manner specified in Section 9-106 of the UCC, subject to the terms of the Intercreditor Agreement.
Section 8.    Reporting and Record Keeping. Each Grantor covenants and agrees with the Administrative Agent that from and after the date of this Security Agreement and so long as any Secured Obligation (other than contingent indemnification obligations which are not due and payable and which by their terms survive the termination or expiration of the Credit Agreement and the other Credit Documents) shall remain unpaid:
(a)    Maintenance of Records Generally. Such Grantor will keep and maintain in accordance with GAAP at its own cost and expense satisfactory records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. All Chattel Paper will be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Wilmington Trust, National Association, as Initial Term Agent, and Wells Fargo Bank, National Association, as Initial ABL Agent, and the terms of that certain Intercreditor Agreement dated as of November 8, 2017, as amended from time to time.”

(b)    Special Provisions Regarding Maintenance of Records.
(i)    Such Grantor shall deliver to the Administrative Agent such reports and schedules with respect to the Accounts as shall be required by the Credit Agreement, and upon the prior written request of the Administrative Agent, invoice registers and copies (or originals to the extent necessary or advisable for the Administrative Agent to collect on Accounts after the occurrence and during the continuation of an Event of Default, subject to the terms of the Intercreditor Agreement) of all invoices, shipping receipts, orders and other documents relating to the creation of the Accounts listed on such certificates, reports and schedules (provided that, unless an Event of Default then exists, such additional items may not be requested more frequently than once per calendar year). Such Grantor shall keep in accordance with GAAP complete and accurate records of its Accounts.
(ii)    Such Grantor shall keep in accordance with GAAP correct and accurate records itemizing and describing the kind, type, location and quantity of its Inventory, if any, and the withdrawals therefrom and additions thereto, and shall provide to the Administrative Agent such reports and schedules with respect to the Inventory as the Administrative Agent shall reasonably request (provided that, unless an Event of Default then exists, such reports and schedules may not be requested more frequently than once per calendar year).
(iii)    Such Grantor shall maintain in accordance with GAAP accurate, itemized records itemizing and describing the kind, type, quantity and value of its Equipment and shall furnish the Administrative Agent with a current schedule containing the foregoing information if requested by the Administrative Agent (provided that, unless an Event of Default then exists, such reports and schedules may not be requested more frequently than once per calendar year).
(c)    Further Identification of Collateral. Such Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail (provided that, unless an Event of Default exists, such statements and schedules may not be requested more frequently than once per calendar year).
(d)    Notices. In addition to the notices required by Section 8(b) hereof, such Grantor will advise the Administrative Agent promptly, in reasonable detail, of the occurrence of any event which, individually or in the aggregate, has a Material Adverse Change with respect to the Collateral.
Section 9.    The Administrative Agent’s Appointment as Attorney-in-Fact.
(a)    Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, during the occurrence and continuance of an Event of Default in the Administrative Agent’s reasonable discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do the following, in each case subject to the terms of the Intercreditor Agreement:
(i)    to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Grantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;
(ii)    to pay or discharge taxes, liens, security interests or other Liens levied or placed on or threatened against the Collateral (other than Permitted Liens), to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and
(iii)    (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any patent, trademark or copyright, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s Lien therein, in order to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.
(b)    The Administrative Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it will not exercise the power of attorney or any rights granted to the Administrative Agent pursuant to this Section 9. Each Grantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 9 is a power coupled with an interest and shall be irrevocable.
(c)    The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its affiliates, officers, partners, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for its own gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(d)    Each Grantor also authorizes the Administrative Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, subject to the terms of the Intercreditor Agreement, (i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) to execute, in connection with a sale provided for in Section 11 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.
Section 10.    Performance by the Administrative Agent of Grantor’s Obligations. If any Grantor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of Base Rate Loans, shall be payable by each Grantor to the Administrative Agent promptly upon written demand (accompanied by a detailed invoice) and shall constitute Secured Obligations secured hereby.
Section 11.     Remedies and Rights Upon an Event of Default.
(a)    Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Administrative Agent may exercise in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Administrative Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), subject to the terms of the Intercreditor Agreement, may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of the Administrative Agent’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall have no obligation to clean-up or prepare the Collateral for sale. Subject to the terms of the Intercreditor Agreement, the Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 7.6 of the Credit Agreement. Each Grantor shall remain liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Administrative Agent of any other amount required by any provision of law, including Sections 9-610 and 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against the Administrative Agent arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Grantor agrees that the Administrative Agent need not give more than ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.
(b)    Each Grantor also agrees to pay all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Administrative Agent in connection with the enforcement of any of its rights and remedies hereunder.
(c)    Each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral, except for any notices which are expressly required to be given under this Security Agreement or any other Credit Document.
(d)    If an Event of Default shall occur and be continuing, the Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(e)    If an Event of Default shall occur and be continuing, the Administrative Agent and its agents may enter upon and occupy any real property owned by any Grantor (and each Grantor shall use commercially reasonable efforts to permit the Administrative Agent and its agents to enter upon and occupy any real property leased by such Grantor) in order to exercise any of the Administrative Agent’s rights and remedies under this Security Agreement.
(f)    The Administrative Agent may comply with any applicable Legal Requirement in connection with a disposition of the Collateral or any part thereof and such compliance will not be considered adversely to affect any sale of the Collateral or any part thereof.
(g)    The Administrative Agent shall have no duty to marshal any of the Collateral.
(h)    If the Administrative Agent sells any of the Collateral on credit, the Grantor will be credited only with cash payments actually made by the purchaser and received by the Administrative Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantor shall be credited with the proceeds of sale.
(i)    Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay in full the Secured Obligations.
Section 12.     Grant of License to Use Patent, Trademark and Copyright Collateral. For the purpose of enabling the Administrative Agent to exercise rights and remedies under Section 11 hereof at such time as the Administrative Agent, without regard to this Section 12, shall be lawfully entitled to exercise such rights and remedies, subject to the Intercreditor Agreement, each Grantor hereby grants to the Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Patent, Trademark or Copyright, now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including, without limitation, in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.
Section 13.     Limitation on the Administrative Agent’s Duty in Respect of Collateral. The Administrative Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Administrative Agent shall use reasonable care with respect to the Collateral in its possession or under its control. The Administrative Agent shall account to each Grantor for any moneys received by it in respect of any foreclosure on or disposition of the Collateral. The Administrative Agent shall not be responsible to any Grantor or any other Person for filing any financing or continuation statements or recording any document or instrument in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement, including the rights, protections, privileges, benefits, indemnities and immunities, which are incorporated herein mutatis mutandis, as if a part hereof.
Section 14.     Term of Agreement; Reinstatement. This Security Agreement and the security interests granted hereunder shall remain in full force and effect until all Secured Obligations (other than obligations in respect of any Hedging Arrangement) have been paid in full and all Commitments have terminated or expired in accordance with the terms of the Credit Agreement. Further, this Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. EACH GRANTOR SHALL DEFEND AND INDEMNIFY EACH SECURED PARTY FROM AND AGAINST ANY claim, damage, loss, liability, cost, or expense UNDER THIS SECTION 14 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT, INCLUDING such claim, damage, loss, liability, cost, or expense arising as a result of the INDEMNIFIED SECURED PARTY’S OWN NEGLIGENCE but excluding such claim, damage, loss, liability, cost, or expense that is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly from such Indemnified SECURED PARTY’S gross negligence, willful misconduct, or breach in bad faith of express obligations under this SECURITY AGREEMENT.
Section 15.     Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other party any other communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered (and deemed received) in the manner set forth in Section 9.1 of the Credit Agreement.
Section 16.     Severability. In case any provision in or obligation under this Security Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 17.     No Waiver; Cumulative Remedies. No failure or delay on the part of the Administrative Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to the Administrative Agent hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedging Arrangements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
Section 18.     Successor and Assigns; Governing Law.
(a)    This Security Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and assigns of each Grantor, and shall, together with the rights and remedies of the Administrative Agent hereunder, inure to the benefit of the Administrative Agent, the Secured Parties and their respective successors and assigns; provided, however, that none of the Grantors may assign or delegate any of their rights or obligations under this Security Agreement except as permitted by the Credit Agreement. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to the Administrative Agent hereunder.
(b)    THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
(c)    The provisions of Sections 9.15 (Consent to Jurisdiction) and 9.16 (Waiver of Jury Trial) of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis.
Section 19.     Use and Protection of Patent, Trademark and Copyright Collateral. Notwithstanding anything to the contrary contained herein, unless an Event of Default has occurred and is continuing, the Administrative Agent shall from time to time execute and deliver, upon the written request of any Grantor, any and all instruments, certificates or other documents, in the form so requested, necessary or appropriate in the judgment of such Grantor to permit such Grantor to continue to exploit, license, use, enjoy and protect the Patents, Trademarks and Copyrights.
Section 20.     Further Indemnification. EACH GRANTOR AGREES TO PAY, AND TO SAVE THE ADMINISTRATIVE AGENT HARMLESS FROM, ANY AND ALL LIABILITIES WITH RESPECT TO, OR RESULTING FROM ANY DELAY IN PAYING, ANY AND ALL EXCISE, SALES OR OTHER SIMILAR TAXES WHICH MAY BE PAYABLE OR DETERMINED TO BE PAYABLE WITH RESPECT TO ANY OF THE COLLATERAL OR IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS SECURITY AGREEMENT. EACH GRANTOR

SHALL INDEMNIFY EACH OF THE secured parties, AND THEIR RESPECTIVE officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, CLAIMS, EXPENSES, OR DAMAGES OF ANY KIND OR NATURE WHATSOEVER TO WHICH ANY OF THEM MAY BECOME SUBJECT RELATING TO OR ARISING OUT OF THIS SECURITY AGREEMENT, AND EACH GRANTOR SHALL REIMBURSE THE secured parties AND THEIR RESPECTIVE officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates, UPON DEMAND FOR ALL ACTUAL AND REASONABLE COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES (BUT EXCLUDING ALLOCATED COSTS OF INTERNAL COUNSEL) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING; AND EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSES INCURRED BY REASON OF THE INDEMNIFIED PERSON’S OWN NEGLIGENCE, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES that (A) ARE FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED directly FROM (1) SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR BREACH IN BAD FAITH OF EXPRESS OBLIGATIONS UNDER THIS SECURITY AGREEMENT.
Section 21.     Additional Grantors. Pursuant to Section 5.6 of the Credit Agreement, certain Subsidiaries of the Borrower that were not in existence on the Effective Date are required to enter into this Security Agreement as a Grantor upon becoming a Domestic Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and such Domestic Subsidiary of an instrument substantially in the form of Annex 1, such Domestic Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.
Section 22.     Subagents. Anything contained herein to the contrary notwithstanding, the Administrative Agent may from time to time, when the Administrative Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Administrative Agent hereunder with respect to all or any part of the Collateral. In the event that the Administrative Agent so appoints any Subagent with respect to any Collateral, (a) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, as security for the Secured Obligations, (b) such Subagent shall automatically be vested, in addition to the Administrative Agent, with all rights, powers, privileges, interests and remedies of the Administrative Agent hereunder with respect to such Collateral, and (c) the term “Administrative Agent”, when used herein in relation to any rights, powers, privileges, interests and remedies of the Administrative Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any Subagents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such Subagents.
Section 23.     Financing Statements. The Administrative Agent is authorized to file UCC-1 financing statements and all other necessary documentation (including amendments or assignments of existing UCC-1 financing statements) to perfect the security interests hereunder on behalf of each Grantor and for the benefit of the Secured Parties. Each Grantor agrees that such financing statements may describe the Collateral in the same manner as described in this Security Agreement or as “all assets” or “all personal property” of such Grantor or contain such other descriptions of the Collateral as the Administrative Agent, in its sole judgment, deems necessary or advisable. Such Grantor hereby ratifies each such financing statement and any and all financing statements filed prior to the date hereof by the Administrative Agent or its designee. Each Grantor also hereby authorizes the Administrative Agent to file any financing or continuation statement relating to the Collateral without the signature of such Grantor to the extent permitted by applicable law. Each Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement and may be filed by the Administrative Agent in any filing office.
Section 24.    Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Security Agreement, or consent to any departure by any Grantor therefrom, shall in any event be effective without the written concurrence of Requisite Lenders, the Administrative Agent and each Grantor pursuant to the terms of the Credit Agreement; provided that the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Security Agreement to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender and the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from any Lender stating that it objects to such amendment (if the Administrative Agent receives an objection from any Lender, such amendment, modification or supplement shall require the written concurrence of the Requisite Lenders and each Grantor).
Section 25.     Execution in Counterparts. This Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Security Agreement.
Section 26.     NO ORAL AGREEMENTS. THIS SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
Section 27.     Intercreditor Agreement. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Administrative Agent pursuant to this Security Agreement and the exercise of any right or remedy by the Administrative Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Security Agreement, the terms of the Intercreditor Agreement shall govern and control.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Grantor has caused this Security Agreement to be executed and delivered by its duly authorized officers on the date first set forth above.
GRANTORS:
PIONEER ENERGY SERVICES CORP.
PIONEER GLOBAL HOLDINGS, INC.
PIONEER DRILLING SERVICES, LTD.
PIONEER PRODUCTION SERVICES, INC.
PIONEER WIRELINE SERVICES HOLDINGS, INC.
PIONEER WIRELINE SERVICES, LLC
PIONEER WELL SERVICES, LLC
PIONEER FISHING & RENTAL SERVICES, LLC
PIONEER COILED TUBING SERVICES, LLC

By:     /s/ William Stacy Locke
Name:    William Stacy Locke
Title:    President and Chief Executive Officer

ADMINISTRATIVE AGENT:
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent
By:    /s/ Jennifer K. Anderson
Name: Jennifer K. Anderson
Title:     Assistant Vice President

SCHEDULE I
TO
SECURITY AGREEMENT

Filings
Entity	Location of Filing
Pioneer Energy Services Corp.	Texas
Pioneer Drilling Services, Ltd.	Texas
Pioneer Global Holdings, Inc.	Delaware
Pioneer Production Services, Inc.	Delaware
Pioneer Wireline Services Holdings, Inc.	Delaware
Pioneer Wireline Services, LLC	Delaware
Pioneer Well Services, LLC	Delaware
Pioneer Fishing & Rental Services, LLC	Delaware
Pioneer Coiled Tubing Services, LLC	Delaware

SCHEDULE II
TO
SECURITY AGREEMENT

Organizational Jurisdiction
Entity	Jurisdiction of Organization
Pioneer Energy Services Corp.	Texas corporation
Pioneer Drilling Services, Ltd.	Texas corporation
Pioneer Global Holdings, Inc.	Delaware corporation
Pioneer Production Services, Inc.	Delaware corporation
Pioneer Wireline Services Holdings, Inc.	Delaware corporation
Pioneer Wireline Services, LLC	Delaware limited liability company
Pioneer Well Services, LLC	Delaware limited liability company
Pioneer Fishing & Rental Services, LLC	Delaware limited liability company
Pioneer Coiled Tubing Services, LLC	Delaware limited liability company

SCHEDULE 2(d)
TO
SECURITY AGREEMENT
Commercial Tort Claims
None.

Annex 1 to the
Security Agreement

This Supplement No. ___ dated as of _____________, ____ (this “Supplement”) to the Security Agreement dated as of November 8, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) among Pioneer Energy Services Corp., a Texas corporation (the “Borrower”), certain subsidiaries of the Borrower signatory thereto (together with the Borrower, each a “Grantor” and collectively, the “Grantors”), and Wilmington Trust, National Association, as administrative agent under the Credit Agreement referred to below for the ratable benefit of itself and the other Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the “Administrative Agent”).

A.
Reference is made to the Term Loan Agreement dated as of November 8, 2017 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), and Wilmington Trust, National Association, as Administrative Agent.

B.
The Grantors have entered into the Security Agreement in order to induce the Lenders to make Commitments and Term Loans under the Credit Agreement. Pursuant to Section 5.6 of the Credit Agreement, each Domestic Subsidiary of the Borrower that was not in existence or not a Domestic Subsidiary on the Effective Date is required to execute a supplement to the Security Agreement granting a security interest in all of the Collateral of such Domestic Subsidiary to secure the Secured Obligations.

C.
The undersigned Subsidiary of the Borrower (“New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Commitments and Term Loans and as consideration for Commitments and Term Loans previously made.

Accordingly, New Grantor and the Administrative Agent agree as follows:
Section 1.    Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Section 2.    Supplement. In accordance with Section 5.6 of the Credit Agreement, New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor. New Grantor (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof (provided that if any representation and warranty is by its terms qualified by concepts of materiality, such representation and warranty shall be true and correct in all respects). In furtherance of the foregoing, New Grantor, as security for the payment and performance in full of the Secured Obligations (used herein as defined in the Security Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of such New Grantor’s right, title and interest in and to the Collateral (used herein as defined in the Security Agreement) of such New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

Section 3.    Representations and Warranties. New Grantor represents and warrants that (a) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity, (b) upon the filing of appropriate financing statements in the jurisdictions listed in Schedule I hereto, the Security Agreement shall be effective to create a valid and continuing lien on and perfected security interest in the Collateral with respect to which a security interest may be perfected by filing pursuant to the UCC in favor of the Administrative Agent, and (c) New Grantor’s jurisdiction of organization or incorporation as of the date hereof is set forth on Schedule II hereto.
Section 4.    Execution in Counterparts. This Supplement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Supplement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Supplement.
Section 5.    Effect on Security Agreement. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
Section 6.    Governing Law. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
Section 7.    Severability. In case any provision in or obligation under this Supplement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 8.    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Security Agreement. All communications and notices hereunder to a New Grantor shall be given to it at the address set forth under its signature hereto.
Section 9.    Costs and Expenses. New Grantor agrees to pay all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel), incurred by the Administrative Agent in connection with this Supplement.
[Signature Page Follows]

IN WITNESS WHEREOF, New Grantor and the Administrative Agent have duly executed this Supplement as of the date first above written.
NEW GRANTOR:

[NEW GRANTOR]

By: _____________________________
Name: _____________________________
Title: _____________________________
Address for notice to New Grantor:
[______]
ADMINISTRATIVE AGENT:
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent
By: _____________________________
Name: _____________________________
Title: ____________________________

Schedule I to
Supplement No. __
to the
Security Agreement

Filings
Entity                Location of Filing

Schedule II to
Supplement No. __
to the
Security Agreement
Organizational Jurisdiction
Entity                Jurisdiction of Organization